Exhibit 10.1

Cooperation and Development Contract of

Yew (taxus) Yinpian

Party A: Harbin Yew Science and Technology Development Co., Ltd.

Address: Beichuan Village, Pingshan Town, Acheng District, Harbin City

Party B: Heilongjiang Yew Pharmaceutical Co., Ltd

Address: No. 2, Wuyi East Road, Economic Development Zone, Acheng District, Harbin City

Whereas:

Party A is a legal company registered in China. The technology of artificial cultivation yew (taxus) legitimately owned by the company, which is the herb provider of artificial cultivation yew (taxus).

Party B is a legal company registered in China, which has the right to produce and sell yew medicine by using artificial cultivated yew herb.

After the negotiation, Party A and Party B sign cooperation and development contract of yew (taxus) Yinpian on making mutual benefit, common development. After feasibility study and mutual agreement , the two sides make a determination to jointly develop and manufacture the project of yew (taxus) Yinpian. The details are as below:

I. Term and Scope of Cooperation

The Scope of Cooperation: production and sale of yew (taxus) Yinpian.

The Term of Cooperation term: From January 9, 2010 to January 9, 2020. 10 years in total.

II. The Rights and Obligations of Both Parties

Party A:

1.	Provide artificial cultivated yew medicine in accordance with yew quality standard under Heilongjiang Food and Drug Administration [2009]148. Impurity is less than 3%. Water is less than 10%.

2.	Party A is responsible for loading and paying transportation and insurance cost is borne by Party A.

3.	Package Requirement: Non-recyclable plastic woven bag.

Party B:

1.	Product yew Yinpian according to Party A’s authorization within the term of cooperation. Party B is responsible for the GMP approve of yew (taxus) Yinpian workshop.

2.	Production should be strictly conducted in accordance with GMP requirements and quality standard of prescription process. If there is a quality problem, party B shall deal with it and undertakes the relevant economic loss.

3.	Party B is responsible for all the examination and approval procedures, purchasing production equipment and packing materials. Expenses are borne by Party B.

4.	Party B is responsible for signing the sales contract. With existing sales network, Party B also engages in sales and attracting investment through the country.

III. Supply and Selling Price

1.	Supply Price: Party A should sell medicine raw material of yew (taxus) with the price of RMB 1,000,000 Yuan/ton to Party B.

2.	Selling Price: Party B should sell yew (taxus) Yinpian with the price of RMB 1,900,000 Yuan/ ton.

IV. Litigation; Jurisdiction

Any dispute arises about the contract shall be settled by the negotiation between the two parties. If no agreement can be reached through such negotiation, the disputes shall be handled by the court in the residence of the supplier in accordance with laws.

V. Contract Effectiveness

The contract is in duplicate, and comes into effect after signing and sealing.

VI. Version of the Contract

Each side holds four originals of the contract. Each party has two copies.

Party A: Harbin Yew Science and Technology Development Co., Ltd

Person in Charge: Signature /s/ Zhiguo Wang

Party B: Heilongjiang Yew Pharmaceutical Co., Ltd

Person in Charge: Signature /s/ Xingming Han

January 9, 2010

Signing Place: Floor 5, No. 18, Hengshan Road, Xiangfang District, Harbin City,

Heilongjiang Province